Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts

Nuveen Insured California Dividend Advantage Municipal Fund
333-58702
811-09449

We hereby incorporate by reference the form of the new Investment Management Agreement and new
Sub-advisory Agreement filed in Proxy materials in the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950134-07-018710.